Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

Xynomic Pharmaceuticals Holdings, Inc. is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2018 combines amounts derived from the audited consolidated balance sheet of Xynomic as of December 31, 2018 with the audited consolidated balance sheet of Bison as of December 31, 2018, giving effect to the Business Combination as if it had been consummated as of that date.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 combines the amounts derived from the audited consolidated statement of comprehensive loss of Xynomic for the year ended December 31, 2018 with the audited consolidated income statement of Bison for the year ended December 31, 2018, giving effect to the Business Combination as if it had occurred on January 1, 2018.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The historical financial information of Xynomic was derived from the audited consolidated financial statements of Xynomic for the years ended December 31, 2018 and 2017, included elsewhere in this proxy statement/prospectus. The historical financial information of Bison was derived from the audited consolidated financial statements of Bison for the years ended December 31, 2018 and 2017 included elsewhere in this proxy statement/prospectus. This information should be read together with Xynomic’s and Bison’s audited and unaudited financial statements and related notes, “Xynomic Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Bison’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Bison and Xynomic have not had any historical relationship prior to the Business Combination except that (a) Zhongshan Bison Healthcare Investment Limited (Limited Partnership) (“Zhongshan Bison”) is holding 1,553,265 shares of Series B preferred stock of Xynomic representing approximately 2.96% equity interest in Xynomic immediately prior to the Closing, and (b) Mr. Peixin Xu, the Chairman of Bison, is the beneficial owner of 21% of Zhongshan Bison and his wife owns 100% of the Sponsor. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Business Combination will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, Bison will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Xynomic comprising the ongoing operations of the combined entity, Xynomic’s senior management comprising the senior management of the combined company, and Xynomic’s stockholders having a majority of the voting power of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Xynomic issuing stock for the net assets of Bison, accompanied by a recapitalization. These transactions are not business combinations because Bison is not a business under S-X Rule 11-01(d). The private operating company would credit equity for the fair value of the net assets of the shell company (i.e., no goodwill or intangible assets would be recognized). Operations prior to the Business Combination will be those of Xynomic.

The aggregate number of Bison’s ordinary shares that will be issued to Xynomic’s equity holders at the closing of the Business Combination will consist of the Closing Consideration Shares that equal to (a) $350,000,000 minus (b) the amount of the Closing Indebtedness, plus (c) the amount of the Closing Cash (which may be a positive or negative dollar amount), minus (d) the amount of the Company Transaction Expenses, plus (e) the Closing Tax Benefits, plus (f) if Closing Working Capital is greater than Target Working Capital, an amount equal to (x) Closing Working Capital minus (y) Target Working Capital, minus (g) if Target Working Capital is greater than the Closing Working Capital an amount equal to (x) Target Working Capital minus (y) Closing Working Capital (capitalized terms are defined in the Merger Agreement), if any, divided by $10.15 and 9,852,216 Earnout Shares.

Pursuant to the Merger Agreement, immediately prior to the Closing, and giving effect to the completion of any redemptions, but excluding the payment of Bison’s reasonable expenses, the amount of net tangible assets shall be no less than $7,500,000.

Given that the Extension Amendment Proposal and the Trust Amendment Proposal were approved at the Extension Meeting and shareholders holding 5,234,420 public shares exercised their rights to redeem such public shares for a pro rata portion of the Trust Account, an aggregate of $55,177,977 (or $10.54 per share) was removed from the Trust Account to pay such shareholders.

Public shareholders are further redeemed 789,269 public shares in connection with the expected shareholder vote to approve the proposed business combination with Xynomic, which has been consummated by May 17, 2019.

Based upon the adjusted equity valuation of Xynomic of $435,036,831 as of the closing, a total of 42,860,772 Merger Consideration Shares were issued, of which 9,852,216 of such shares are serving as the Earnout Shares.

As a condition to the Business Combination and as further discussed in the accompanying Current Report on Form 8-K, the Backstop Investors purchased $7.7 million of our ordinary shares through a private placement that occurred simultaneously with that of the Business Combination, in order to ensure that there is at least $7.5 million in net tangible assets available in the Company immediately following the Business Combination (the “Backstop”).

As a result of the Business Combination (i) after 789,269 ordinary shares were redeemed and converted into cash, (ii) an adjusted equity valuation of $435,036,831, (iii) the issuance of 755,874 ordinary shares to Backstop investor, and (iv) Bison’s sponsor select to convert its promissory notes of $500,000 to ordinary shares at price of $10.00 per share, Xynomic stockholders will own approximately 94.23% of the Company’s ordinary shares to be outstanding immediately after the Business Combination, and Bison shareholders will own approximately 5.77% of the Company’s outstanding ordinary shares.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 43,298,412 of the Company’s ordinary shares to be issued to Xynomic stockholders.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2018

(UNAUDITED)

	(A) Xynomic	(B) Bison	Pro Forma Adjustments			Pro Forma Balance sheet
Assets
Current assets:
Cash	$4,746,370	$122,615		$63,310,884	(1)	$
				5,463,021	(3)
				(63,083,598	)(5)
				(1,226,596	)(7)
				(2,735,023	)(8)		6,597,673
Prepaid expenses	277,750	27,299					305,049
Total Current Assets	5,024,120	149,914		1,728,688			6,902,722
Non-current assets:
Cash and marketable securities held in Trust Account	-	63,310,884		(63,310,884	)(1)		-
Intangible assets, net	1,937	-					1,937
Property and equipment, net	280,730	-					280,730
Other non-current assets	155,176	-					155,176

Total Non-Current Assets	437,843	63,310,884		(63,310,884)			437,843
Total Assets	$5,461,963	$63,460,798		$(61,582,196)			$7,340,565
Liabilities
Current liabilities:
Bank overdraft	$4,954	$-	$				$4,954
Advance from related party	-	1,804		(1,804	)(7)
Amount due to shareholders	3,233,728	-		(2,008,936	)(3)
				(1,224,792	)(7)
Accrued expenses and other current liabilities	14,407,261	164,893					14,572,154
Promissory notes	-	600,000		(500,000	)(4)
				(100,000	)(3)		-
Total Current Liabilities	17,645,943	766,697		(3,835,532)			14,577,108
Total Liabilities	17,645,943	766,697		(3,835,532)			14,577,108
Commitments and Contingencies
Mezzanine Equity
Angel preferred shares	580,256	-		(580,256	)(6)		-
Series A-1 preferred shares	4,905,780	-		(4,905,780	)(6)		-
Series B preferred shares	2,424,712	-		(2,424,712	)(6)		-
Ordinary shares subject to possible redemption	-	57,694,100		(57,694,100	)(5)		-

Total Mezzanine Equity	7,910,748	57,694,100		(65,604,848)			-
Shareholders’ Equity/(Deficit)
Ordinary shares	962	4,776,436		(4,776,188	)(2)
				75	(3)
				5	(4)
				52	(5)
				(962	)(6)		380
Additional paid-in capital	14,168,915	-		4,776,188	(2)
				7,571,882	(3)
				499,995	(4)
				(5,389,550	)(5)
				8,135,275	(6)		29,762,705
Accumulated other comprehensive income	58,564						58,564
(Accumulated deficit)/Retained earnings	(34,323,169)	223,565		(223,565	)(6)
				(2,735,023	)(8)		(37,058,192)
Total Shareholders’ Equity/(Deficit)	(20,094,728)	5,000,001		7,858,184			(7,236,543)
Total Liabilities, Mezzanine Equity and Shareholders’ Equity/(Deficit)	$5,461,963	$63,460,798		$(61,582,196)			$7,340,565

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the audited consolidated balance sheet of Xynomic as of December 31, 2018

(B)	Derived from the audited balance sheet of Bison as of December 31, 2018

1)	Liquidate the investments held in trust by Bison.

2)	Reclassification from Ordinary shares to Additional paid in capital as the Domestication exchanged the no par value share to $0.0001 per share

3)	To reflect the proceeds received from the issuance of 745,977 ordinary shares to the Backstop Investor, of which Yinglin Mark Xu subscribed 736,154 ordinary shares and Bison Sponsor subscribed 9,823 ordinary shares

4)	To reflect Bison’s promissory notes of $500,000 conversion at $10.00 per unit

5)	As a result of 6,013,689 ordinary shares redeemed by Bison’s shareholder, $63,083,598 of ordinary shares was paid in cash to the redeeming shareholders.

6)	To reflect the recapitalization of Xynomic through the issuance of 43,298,412 shares of the Company’s ordinary shares and the elimination the historical accumulated deficit of Bison, the accounting acquiree.

The following table details the calculation of the number of shares comprising the Closing Consideration Shares and Earnout Shares in accordance with the terms of the Merger Agreement as if the merger had occurred on December 31, 2018, which is estimated to be approximately 43,298,412 shares:

Base Merger consideration	$350,000,000
Earnout consideration	100,000,000
Less: Indebtedness	(17,645,943)
Plus: Cash held by Xynomic as of December 31, 2018	4,746,370
Plus: Difference between Actual Working Capital and Target Working Capital	2,378,455

Adjusted Merger consideration	439,478,882
Share Price	$10.15
Shares issued for recapitalization	43,298,412

7)	To record repayment of advances from related parties, promissory note, and amount due to shareholders

8)	To record payment of estimated legal, financial advisory, accounting, printing and other professional fees related to the Business Combination

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(UNAUDITED)

	(A) Xynomic	(B) Bison	Pro Forma Adjustments Assuming Maximum Redemptions		Pro Forma Income statement Assuming Maximum Redemptions
Operating expenses:
General and administrative	$3,049,353	835,928	(1,852,582)	(1)	$2,032,699
General and administrative to related parties	362,336				362,336
Research and development	25,159,602	-	-		25,159,602
Total operating expenses	28,571,291	835,928	(1,852,582)		27,554,637
Net operating (loss) income	(28,571,291)	(835,928)	1,852,582		(27,554,637)
Other income (expense):
Unrealized loss on securities held in Trust Account	-	(19,186)	19,186	(3)	-
Interest income	-	1,121,740	(1,121,740)	(3)	-
Investment income	16,541	-	-		16,541
Interest expense to a related party	(32,874)	-	-		(32,874)
Income (loss) before income taxes	(28,587,624)	266,626	750,028		(27,570,970)
Income tax expense	-	-	-		-
Net (loss) income	(28,587,624)	266,626	750,028		(27,570,970)
Accretion to preferred share redemption value	2,831,085	-	(2,831,085)	(2)	-
Net (loss)/income attributable to the Company’s ordinary shareholders	$(31,418,709)	$266,626	$3,581,113		$(27,570,970)
Other comprehensive income/(loss)
Foreign currency translation adjustment, net of nil income taxes	58,564	-	-		58,564
Unrealized gain on available for sale securities, net of nil income taxes	16,541	-	-		16,541
Less: reclassification adjustment for gain on available for sale securities realized in net income, net of nil income taxes	(16,541)	-	-		(16,541)
Total other comprehensive income	58,564	-	-		58,564
Comprehensive (loss)/income attributable to ordinary shareholders	$(31,360,145)	$266,626	$3,581,113		$(27,512,406)
Weighted average shares outstanding, basic		2,426,155	45,004,818	(4)	47,430,973
Basic net loss per share		(0.30)			(0.58)

(A)	Derived from the audited consolidated statement of comprehensive loss of Xynomic for the year ended December 31, 2018.

(B)	Derived from the audited statements of operations of Bison for the year ended December 31, 2018.

1)	To eliminate direct costs of the Business Combination which are reflected in the historical financial statements of Bison and Xynomic in the amount of $ 442,595 and $ 1,409,987 as of December 31, 2018.

2)	To eliminate the accretion to the redemption value on preferred shares as of the beginning of the periods.

3)	To eliminate unrealized gain/(loss) and interest income on marketable securities held in the trust account as of the beginning of the period.

4)	As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income/(loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. The Bison public shares used in the weighted average shares calculation is computed as the sum of the public shares outstanding, plus the shares issued to the investor, less the shares redeemed. Weighted average common shares outstanding - basic and diluted is calculated as follows, the potentially dilutive securities that have not been included in the calculation of diluted net loss per share as their inclusion would be anti-dilutive:

Year Ended December 31, 2018

Weighted average shares calculation, basic
BCAC weighted average public shares outstanding	1,955,248
BCAC rights converted to shares	651,956
BCAC promissory notes conversion	50,000
Backstop shares issued to Yinglin Mark Xu	728,172
Backstop shares issued to Bison Sponsor	9,852
BCAC shares issued in Business Combination	44,035,745
Weighted average shares outstanding	47,430,973

Percent of shares owned by Xynomic’s holders	94.38%
Percent of shares owned by BCAC	5.62%

Weighted average shares calculation, basic
Existing Xynomic holders	44,763,917
BCAC holders	2,667,056
Weighted average shares, basic and diluted	47,430,973

Weighted average shares calculation, diluted
BCAC holders	2,667,056
BCAC shares issued in Business Combination	44,763,917
BCAC warrants underlying public shares	3,043,750
Warrants	241,030
Unit purchase option	252,000
Weighted average shares outstanding	50,967,753

Percent of shares owned by Xynomic’s holders	87.83%
Percent of shares owned by BCAC	12.17%

Weighted average shares calculation, diluted
Existing Xynomic holders	44,763,917
BCAC holders	6,203,836
Weighted average shares, basic and diluted	50,967,753